FOR IMMEDIATE RELEASE

Digital Lifestyles Group Provides Update Regarding its
Restructuring Efforts

• Company Announces New Management Change

Crossville, TN — (MARKET WIRE)—September 28, 2007 — Digital Lifestyles Group, Inc. (DLFG.PK) (the “Company”) announced its efforts to date regarding its restructuring of the Company’s outstanding debt. The Company also announced today that Ken Page, has been appointed to the position of Chairman and Chief Executive Officer of the Company effective as of September 27, 2007, replacing L.E. Smith, who has served as the Company’s Chairman and Chief Executive Officer since April 2007. Mr. Smith and the Company’s other board member, Dustin Huffine, have agreed to continue serving on the Company’s Board of Directors for a transition period until November 1, 2007. Mr. Huffine has also agreed to assist the Company in its restructuring efforts for a period of ninety days from the effective date of Mr. Page’s appointment as Chairman and CEO. The Company intends to continue negotiating with its creditors to seek settlements of its outstanding debt. There is no assurance, however, that any such efforts will lead to an improved financial condition for the Company.

L.E. Smith, outgoing Chairman and CEO, stated, “As I stated at the outset of my tenure as CEO, we acknowledged that there was a substantial amount of work to be done regarding the resolution of the Company’s debt. Our primary focus over the past several months has been to seek resolution on as much of this debt as financially feasible. To date, we have settled and/or reached tentative settlement agreements with certain creditors to resolve nearly $4.0 million of debt at approximately 9% of the initial debt amount. At this time, I am pleased to have Ken Page step in and continue these efforts.”

Ken Page, incoming Chairman and CEO, added, “To date, L.E. Smith has done a tremendous job of working with the existing creditors and reducing the Company’s debt. Going forward, my primary goal will be to continue this process toward resolving the outstanding debt and seeking to secure additional financing to accomplish this goal. We also announced today that we have secured an additional $100,000 of working capital from our current lender for the purpose of resolving our debt. While the goal will be to preserve and create value for the benefit of stockholders and creditors, given the challenges this Company faces will continue to evaluate all restructuring alternatives. We also make no assurances that any efforts toward resolving the outstanding debt will be successful, nor do we make any assurances that other business opportunities will occur, but we are excited about continuing the current efforts and will work extremely hard to achieve the goal of cleaning up the balance sheet of Digital Lifestyles Group.”

About Digital Lifestyles Group, Inc.

Digital Lifestyles Group, Inc. was operating as a computer and consumer electronics company that has designed, manufactured and marketed digital and consumer products. The Company presently has minimal business activity. More information about Digital Lifestyles Group will be made available upon request.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended, and the provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Digital Lifestyles Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the ability for the Company to raise additional sufficient funds to not only develop and operate a business going forward, but also to successfully address all outstanding matters relating to resolving the Company’s debt. Other factors include other risks detailed in the company’s periodic report filings with the Securities and Exchange Commission. There can be no assurance that any estimations or projections set forth in this release can be obtained. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:	L.E. Smith (931) 707-9601